Exhibit 99.1

 Willis Group Hosts Investor Day; Outlines Strategic Initiatives - Shaping Our
           Future; Introduces Breakout, Long-Term Performance Targets

    NEW YORK--(BUSINESS WIRE)--June 8, 2006--Willis Group Holdings, (NYSE:WSH), the global insurance broker, today hosted its first-ever Investor Day in New York City. Under the theme of Shaping our Future, Willis senior management outlined comprehensive plans to drive the next phase of the Company's growth.
    Speakers at the event included Joe Plumeri, Chairman & CEO Willis Group; Don Bailey, COO Willis North America; Richard Bucknall, Vice Chairman, Co-COO; Kerry Calaiaro, Director, Investor Relations; Tom Colraine, Vice Chairman, Co-COO; Phil Ellis, Global Energy Practice Leader; Allan Gribben, CEO Willis UK & Ireland; Peter Hearn, CEO Willis Re; Chris London, Global Sales & Marketing Director; David Margrett, CEO Global Specialties; Grahame Millwater, Chairman Willis Re; Pat Regan, CFO; Jeanette Scampas, EVP Global Information Systems & Global Operations; Sarah Turvill, CEO Willis International and Mario Vitale, CEO Willis North America.
    Commenting on today's event, Joe Plumeri said, "Our team has built a great position, has a differentiated vision and will continue our track record of solid execution. We are focused on Shaping our Future; our strategic initiatives extend across our global footprint and include all business disciplines. Willis expects to deliver breakout growth and performance through leadership in our core businesses and by delivering the best value to our client through our distribution network."
    Willis reiterated that for the full year 2006, the Company anticipates continued growth in organic commissions and fees, still expects salaries and benefits expense as a percentage of total revenues to be less than 59 percent and continues to expect modest adjusted operating margin expansion. Also in 2006, Willis expects to recognize one-time expenses related to some of the Company's strategic initiatives. Willis expects to close on the sale of Ten Trinity Square, its current London headquarters, recognizing a gain during the second half of 2006. The Company is on schedule to move into a new London headquarters in late 2007/early 2008.
    The Company introduced five-year financial targets of salaries and benefits expense as a percentage of total revenues to be below 54 percent, adjusted operating margin of 28 percent or better and industry leading organic revenue growth. Additionally, the Company's acquisition goal is to acquire USD 50 to USD 100 million of revenues per year over the next five years.
    The Company noted that year to date, no shares have been repurchased and there remains USD 140 million available under the existing USD 500 million buyback authorization.
    The audio webcast and accompanying slide materials for this Investor Day will be archived at the Investor Relations section of www.willis.com under "Presentations".

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in over 100 countries, its global team of 15,400 Associates serves clients in 180 countries. Willis is publicly traded on the New York Stock Exchange under the symbol WSH.

    Additional information on Willis may be found on its web site:
www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

    CONTACT: Willis Group Holdings
             Investors:
             Kerry K. Calaiaro, +1 212-837-0880
             kerry.calaiaro@willis.com
              or
             Media:
             Dan Prince, +1 212-837-0806
             daniel.prince@willis.com